Exhibit 99.1

Acacia Research Reports Third Quarter 2023 Financial Results
New York, NY, November 13, 2023 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”) today reported financial results for the three and nine months ended September 30, 2023.
Key Business Highlights
•Generated $10.1 million in consolidated revenue for the quarter compared to $15.9 million in revenue in the third quarter of 2022.
•Recorded $12.2 million of net realized and unrealized gains during the quarter.
•Subsequent to the end of the quarter, a wholly owned subsidiary of Acacia entered into an agreement to sell its shares of Arix Bioscience PLC for a cash purchase price of $57.1 million (which represents a purchase price of 1.43 British pound per share, based on the exchange rate on the date that the parties agreed to the purchase price), conditioned solely upon the prospective buyer receiving the necessary approval from the United Kingdom’s Financial Conduct Authority. Such share purchase is expected to be completed in the first quarter of 2024.
•On November 13, 2023, Acacia acquired a majority stake in Benchmark Energy II LLC, an independent oil and gas company engaged in the acquisition, production and development of oil and gas assets in mature resource plays in Texas and Oklahoma. Acacia has made a control investment in Benchmark and intends to utilize Acacia’s significant capital base to support future growth through acquisitions of producing oil and gas assets at attractive valuations.
•On November 9, 2023, Company’s Board of Directors approved a stock repurchase program authorizing the Company to purchase up to an aggregate of $20 million of the Company’s common stock, subject to a cap of 5,800,000 shares of common stock. The repurchase authorization has no time limit and does not require the repurchase of a minimum number of shares.
Third Quarter 2023 Financial Highlights
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Intellectual property operations	$1.8	$6.3	$6.3	$17.0
Industrial operations	8.3	9.6	26.5	29.1
Total revenues	$10.1	$15.9	$32.8	$46.1
Operating loss	$(15.4)	$(11.4)	$(37.3)	$(25.5)
Unrealized gains (losses) [1]	$8.8	$(36.4)	$18.8	$(266.2)
Realized gains (losses)	$—	$36.1	$(9.4)	$114.4
Non-cash derivative liability gains [2]	$1.5	$41.6	$8.2	$34.6
GAAP Net income (loss)	$1.6	$28.1	$(7.7)	$(106.7)
GAAP Diluted (loss) income per share	$(0.03)	$0.02	$(0.23)	$(2.63)

[1] Unrealized gains and (losses) are related to the change in fair value of equity securities as of the end of the reported period.
[2] The non-cash derivative liability gains and (losses) are related to the change in fair value of Acacia’s Series A and B warrants and embedded derivatives and gains and (losses) from the exercise of warrants.

Martin D. McNulty, Jr. “MJ”, Interim Chief Executive Officer, stated, “In the last few weeks, our value-creation strategy has accelerated. We established a platform, in collaboration with accomplished executives we have worked with in the past, to acquire producing, cash generating oil and gas assets at what we believe will be favorable valuations. Acacia and our new partners are already evaluating potential asset acquisitions to take advantage of this new structure. Simultaneously, we reached an agreement to sell our stake in the last public holding in our life science portfolio, allowing us to recognize a meaningful profit on the trade once complete and further bolstering our capital position.”

“Our pipeline of acquisition targets continues to grow, mature, and advance,” continued Mr. McNulty. “We are methodically advancing specific opportunities, including both public and private targets. With the right processes in place and a growing number of opportunities, I am confident that 2024 will be a year of tangible progress.”
Third Quarter 2023 Financial Summary:
•Total revenues were $10.1 million, compared to $15.9 million in the same quarter last year.
◦Printronix generated $8.3 million in revenue during the quarter, compared to $9.6 million in the same quarter last year.
◦The Intellectual Property business generated $1.8 million in licensing and other revenue during the quarter, compared to $6.3 million in the same quarter last year.
•General and administrative expenses were $13.9 million, compared to $15.0 million in the same quarter of last year, with the decrease due to the decrease in personnel costs and compensation costs related to reduced headcount.
•Operating loss of $15.4 million, compared to $11.4 million in the same quarter of last year, with the increase due to lower revenues generated.
◦Printronix contributed $163,000 in operating income which included $730,000 of non-cash depreciation and amortization expense.
•GAAP net income of $1.6 million, or a net loss of $0.03 per diluted share, compared to GAAP net income of $28.1 million, or $0.02 per diluted share, in the third quarter of last year. Diluted earnings per share adjusts the numerator used in the basic earnings per share computation for the return on settlement of Series A redeemable convertible preferred stock, resulting in a diluted net loss attributable to common stockholders for the 2023 period.
◦Net income included $8.8 million in unrealized gains related to the increase in share price of certain holdings.
◦The Company recognized non-cash income of $1.5 million related to the gain on exercise of Series B warrants.
◦The third quarter included $6.0 million in non-recurring charges related to severance, legal and other professional fees associated with the separation from our former CEO, and other non-recurring charges.
Life Sciences Portfolio
Acacia has generated $506.5 million in proceeds from sales and royalties of the Life Sciences Portfolio through September 30, 2023, which was purchased for an aggregate price of $301.4 million. At the end of the third quarter, the remaining positions in the Life Sciences Portfolio represent $76.1 million in book value, inclusive of Arix:
•At quarter end, a wholly owned subsidiary of Acacia held 33.0 million shares of Arix Bioscience plc (LSE: ARIX), valued at $50.4 million. Subsequently, on November 1, 2023, such wholly owned subsidiary of the Company entered into an agreement with RTW Biotech Opportunities Ltd. ("RTW Bio") to sell its shares of Arix to RTW Bio for a purchase price of $57.1 million (which represents a purchase price of 1.43 British pound per share, based on the exchange rate on the date that the parties agreed to the purchase price), conditioned solely upon RTW Bio receiving the necessary approval from the United Kingdom’s Financial Conduct Authority. Per the terms of the share purchase agreement, the transaction contemplated thereby will close following the satisfaction of this condition; provided, that, if the condition is not satisfied by March 31, 2024 (as well as upon other termination triggers as set forth in such agreement), the such agreement will terminate.
•Acacia holds interests in three private companies, valued at an aggregate of $25.7 million, net of non-controlling interest, including a 26% interest in Viamet Pharmaceuticals, Inc., a 18% interest in AMO Pharma, and a 4% interest in NovaBiotics. Values are based on cost or equity accounting.
Balance Sheet and Capital Structure
•Cash, cash equivalents and equity investments measured at fair value totaled $409.2 million at September 30, 2023 compared to $349.4 million at December 31, 2022. The increase in cash was primarily due to the completed Rights Offering and concurrent Private Rights Offering and the proceeds from the exercise of the Series B warrants.
•Equity securities without readily determinable fair value totaled $5.8 million at September 30, 2023, which amount was unchanged from December 31, 2022.

•Investment securities representing equity method investments totaled $19.9 million at September 30, 2023 (net of noncontrolling interests), which amount was unchanged from December 31, 2022. Acacia owns 64% of MalinJ1, which results in a 26% ownership stake in Viamet Pharmaceuticals, Inc. for Acacia.
•Total indebtedness was zero at September 30, 2023 following the conversion of the Senior Secured Notes issued to Starboard.
•The Company’s book value totaled $503.6 million, or $5.04 per share, at September 30, 2023. Acacia’s book value reflects the exercise of the warrant and conversion of the preferred stocks which occurred on July 13, 2023 as part of the recapitalization transaction.
Book Value as of September 30, 2023
At September 30, 2023, book value was $503.6 million and there were 99.9 million shares of common stock outstanding, for a book value per share of $5.04.
Book value and book value per share calculations are performed in accordance with GAAP. The calculation of book value under GAAP requires the Company to reflect the impact of liabilities associated with issuances of shares related to the exercise of the Company’s Series B warrants and conversion of the Company’s Series A preferred stock. The value of those liabilities varies over time based on fluctuations in the trading price of the Common Stock. The recapitalization transaction with Starboard which occurred on July 13, 2023 streamlines the Company’s capital structure and strengthens its financial position (the “recapitalization transactions”) and eliminated all of these instruments and the associated liabilities.
In connection with the recently completed recapitalization transactions with Starboard, which occurred on July 13, 2023:
•In the first quarter of 2023, Starboard purchased 15.0 million new shares in a private Rights Offering, at $5.25 per share, for total proceeds of $78.8 million;
•In the third quarter of 2023, $35.0 million in face value of Series A preferred stock was eliminated, and 9.6 million shares of common stock were issued;
•In the third quarter of 2023, $60.0 million of liabilities attributable to the Senior Secured Notes were converted into equity, and Starboard invested an additional $55.0 million in cash related to the Series B warrant exercise, and received 31.5 million shares of common stock;
•In the third quarter of 2023, total warrant and embedded derivative liabilities attributable to the Series B warrants and Series A preferred stock were eliminated; and
•In the third quarter of 2023, Acacia paid Starboard a total of $66.0 million, representing a negotiated settlement of the foregone time value of the Series B warrants and the Series A preferred stock (which amount was paid through a reduction in the exercise price of the Series B Warrants).
•As a result of the recapitalization transactions, Starboard held 61,123,595 shares of common stock as of July 13, 2023, representing approximately 61.2% of the common stock based on 99,886,322 shares of common stock issued and outstanding as of such date and no shares of Series A Redeemable Convertible Preferred Stock, no Series B Warrants, nor any Senior Secured Notes remain outstanding.
Investor Conference Call
The Company will host a conference call today, November 13, 2023 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).
To access the live call, please dial 888-506-0062 (U.S. and Canada) or 973-528-0011 (international) and if requested, reference conference ID 435061. The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://www.acaciaresearch.com under Events & Presentations. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia is a publicly traded (Nasdaq: ACTG) company that is focused on acquiring and operating attractive businesses across the industrial, healthcare, energy, and mature technology sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. The Company’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements as a result of various factors and uncertainties, including the Company’s ability to successfully implement its strategic plan, changes to the Company’s relationship and arrangements with Starboard Value LP, the Company’s ability to successfully identify and complete strategic acquisitions of businesses, divisions, and/or assets, the performance of businesses, divisions, and/or assets the Company acquires, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, general economic conditions, and the success of the Company’s investments. The Company’s Annual Report on Form 10-K, and other SEC filings discuss these and other important risks and uncertainties that may materially affect the Company’s business, results of operations and financial condition. In addition, actual results may differ as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
The results achieved by the Company in prior periods are not necessarily indicative of the results to be achieved by us in any subsequent periods. It is currently anticipated that the Company’s financial results will vary, and may vary significantly, from quarter to quarter.
Investor Contact:
FNK IR
Rob Fink, 646-809-4048
rob@fnkir.com

ACACIA RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$344,733	$287,786
Equity securities	64,511	61,608
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	30,934	30,934
Accounts receivable, net	5,896	8,231
Inventories	12,375	14,222
Prepaid expenses and other current assets	20,182	19,388
Total current assets	484,447	427,985

Property, plant and equipment, net	2,647	3,537
Goodwill	7,541	7,541
Other intangible assets, net	27,557	36,658
Leased right-of-use assets	1,488	2,005
Deferred income tax assets, net	321	—
Other non-current assets	5,146	5,202
Total assets	$529,147	$482,928

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,530	$6,036
Accrued expenses and other current liabilities	5,256	14,058
Accrued compensation	5,202	4,737
Royalties and contingent legal fees payable	1,296	699
Deferred revenue	1,149	1,229
Senior secured notes payable	—	60,450
Total current liabilities	21,433	87,209

Deferred revenue, net of current portion	497	568
Series A embedded derivative liabilities	—	16,835
Series B warrant liabilities	—	84,780
Long-term lease liabilities	1,535	1,873
Deferred income tax liabilities, net	—	742
Other long-term liabilities	2,084	1,675
Total liabilities	25,549	193,682

Commitments and contingencies

Series A redeemable convertible preferred stock, par value $0.001 per share; stated value $100 per share; zero and 350,000 shares authorized, issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; aggregate liquidation preference of zero and $35,000 as of September 30, 2023 and December 31, 2022, respectively	—	19,924

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 99,886,322 and 43,484,867 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	99	43
Treasury stock, at cost, 16,183,703 shares as of September 30, 2023 and December 31, 2022	(98,258)	(98,258)
Additional paid-in capital	905,200	663,284
Accumulated deficit	(314,485)	(306,789)
Total Acacia Research Corporation stockholders' equity	492,556	258,280

Noncontrolling interests	11,042	11,042

Total stockholders' equity	503,598	269,322

Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$529,147	$482,928

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues:
Intellectual property operations	$1,760	$6,320	$6,330	$16,997
Industrial operations	8,324	9,558	26,461	29,105
Total revenues	10,084	15,878	32,791	46,102

Costs and expenses:
Cost of revenues - intellectual property operations	5,470	5,282	15,218	14,480
Cost of revenues - industrial operations	4,377	4,648	13,530	13,432
Engineering and development expenses - industrial operations	172	156	593	491
Sales and marketing expenses - industrial operations	1,613	2,119	5,385	6,429
General and administrative expenses	13,872	15,038	35,338	36,813
Total costs and expenses	25,504	27,243	70,064	71,645
Operating loss	(15,420)	(11,365)	(37,273)	(25,543)

Other income (expense):
Equity securities investments:
Change in fair value of equity securities	8,823	(36,352)	18,783	(266,202)
(Loss) gain on sale of equity securities	—	36,060	(9,360)	114,434
Earnings on equity investment in joint venture	3,375	850	3,375	42,935
Net realized and unrealized gain (loss)	12,198	558	12,798	(108,833)
Change in fair value of the Series A and B warrants and embedded derivatives	1,525	41,638	8,241	34,590
(Loss) gain on foreign currency exchange	(70)	(1,905)	25	(4,532)
Interest expense on Senior Secured Notes	(130)	(1,072)	(1,930)	(5,532)
Interest income and other, net	4,462	1,221	12,210	3,091
Total other income (expense)	17,985	40,440	31,344	(81,216)

Income (loss) before income taxes	2,565	29,075	(5,929)	(106,759)

Income tax benefit (expense)	197	(679)	(641)	14,399

Net income (loss) including noncontrolling interests in subsidiaries	2,762	28,396	(6,570)	(92,360)

Net income attributable to noncontrolling interests in subsidiaries	(1,126)	(306)	(1,126)	(14,319)

Net income (loss) attributable to Acacia Research Corporation	$1,636	$28,090	$(7,696)	$(106,679)

(Loss) income per share:
Net (loss) income attributable to common stockholders - Basic	$(1,740)	$20,587	$(15,703)	$(112,507)
Weighted average number of shares outstanding - Basic	94,328,452	38,052,426	67,072,835	42,830,700
Basic net (loss) income per common share	$(0.02)	$0.54	$(0.23)	$(2.63)
Net (loss) income attributable to common stockholders - Diluted	$(3,163)	$1,531	$(15,703)	$(112,507)
Weighted average number of shares outstanding - Diluted	99,122,973	71,164,236	67,072,835	42,830,700
Diluted net (loss) income per common share	$(0.03)	$0.02	$(0.23)	$(2.63)